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                                                               Exhibit 99.(e)(2)

                                                               August 1, 2006

HCA Securities, Inc.
One SeaGate
Toledo, Ohio 43604

                  RE: DISTRIBUTION AGREEMENT (THE "AGREEMENT")

Ladies and Gentlemen:

     Attached is an amendment to the Agreement dated April 8, 2002 between Harbor Fund (the "Fund") and you. Pursuant to Section.15 of the Agreement, the Fund proposes that the Agreement be amended to replace Exhibit A to the Agreement which lists all of the series of the Trust which are included in and are covered by the Agreement.

     Please indicate your acceptance of the foregoing by executing the two originals of this letter agreement, returning one to the Fund and retaining one for your records.

                                                Sincerely,

                                                HARBOR FUND

                                                By: /s/ Jodie L. Crotteau
                                                    ----------------------------
                                                      Jodie L. Crotteau
                                                      Assistant Secretary

AGREED AND ACCEPTED:
HCA SECURITIES, INC.

By:/s/ Constance L. Souders
   -----------------------------------
   Constance L. Souders
   Executive Vice President

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                                    EXHIBIT A

DOMESTIC EQUITY FUNDS:

     1.   Harbor Capital Appreciation Fund

     2.   Harbor Mid Cap Growth Fund

     3.   Harbor Small Cap Growth Fund f/k/a Harbor Growth Fund

     4.   Harbor Small Company Growth Fund

     5.   Harbor Large Cap Value Fund

     6.   Harbor Mid Cap Value Fund

     7.   Harbor Small Cap Value Fund

INTERNATIONAL EQUITY FUNDS:

     8.   Harbor International Fund

     9.   Harbor International Growth Fund

     10.  Harbor Global Value Fund

FIXED INCOME FUNDS:

     11.  Harbor High-Yield Bond Fund

     12.  Harbor Bond Fund

     13.    Harbor Real Return Fund

     14.    Harbor Short Duration Fund

     15.    Harbor Money Market Fund

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